SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PACIFIC SUNWEAR OF CALIFORNIA, INC.

3450 E. Miraloma Avenue
Anaheim, California 92806

April 22, 2002

Dear Shareholders:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 29, 2002, at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806, beginning at 9:00 a.m., local time.

      At this meeting, you are being asked to elect five directors. Greg H. Weaver, Julius Jensen III, Pearson C. Cummin III, Peter L. Harris and Sally Frame Kasaks are the nominees for election to the Board of Directors for a one-year term. Each of the nominees is currently serving as a director of the Company.

      The members of the Board and management look forward to personally greeting as many shareholders as possible at the meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

      Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and do so at that time.

Sincerely,

Greg H. Weaver
Chairman of the Board
and Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROXY PROCEDURES
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE
AUDIT COMMITTEE INDEPENDENCE
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT AUDITORS
PERFORMANCE GRAPH
OTHER MATTERS
SHAREHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS

PACIFIC SUNWEAR OF CALIFORNIA, INC.

3450 E. Miraloma Avenue
Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 29, 2002

       The Annual Meeting of Shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”), will be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806, on Wednesday, May 29, 2002, at 9:00 a.m. local time for the following purposes:

(1) To elect five members of the Board of Directors; and

(2) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

      Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted for the election of those directors named in the attached proxy statement.

      The Board of Directors has fixed the close of business on April 15, 2002 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

By Order of the Board of Directors

Carl W. Womack
Sr. Vice President,
Chief Financial Officer and Secretary

Anaheim, California

April 22, 2002

YOUR VOTE IS IMPORTANT

No matter how many shares you owned on the record date, please indicate your voting instructions on the enclosed proxy card. Date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

3450 E. Miraloma Avenue
Anaheim, California 92806

ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 29, 2002

PROXY STATEMENT

       The accompanying proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 29, 2002, at 9:00 a.m. local time at the Company’s principal executive offices, 3450 E. Miraloma Avenue, Anaheim, California 92806, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about April 22, 2002.

PROXY PROCEDURES

      All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company at the Company’s principal executive offices, by a subsequent proxy executed by the person executing the prior proxy and presented to the Secretary of the Company at the Annual Meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

      Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as an inspector of election for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”

      The election inspector will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

      The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may also engage a proxy solicitation company in connection with the Annual Meeting for a fee that is not expected to exceed $10,000 plus out-of-pocket expenses. The mailing address of the Company’s principal executive offices is 3450 E. Miraloma Avenue, Anaheim, California 92806.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      On April 15, 2002, the record date with respect to this solicitation for determining shareholders entitled to notice of and to vote at the Annual Meeting, 32,813,449 shares of the Company’s Common Stock were outstanding. No shares of any other class of stock were outstanding. Only shareholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

      Except as otherwise indicated, the following table sets forth information as of March 29, 2002 with respect to the beneficial ownership of the Company’s Common Stock by each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, each director of the Company, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

FMR Corp. and related parties(1)	4,087,565	12.5%
82 Devonshire Street Boston, MA 02109
Perkins, Wolf, McDonnell & Co.(2)	2,748,600	8.4%
310 S. Michigan Ave., Suite 2600 Chicago, IL 60604
Mellon Financial Corporation and its subsidiaries(3)	2,675,488	8.2%
One Mellon Center Pittsburgh, PA 15258
Lazard Freres & Co. LLC(4)	1,723,995	5.3%
30 Rockefeller Plaza New York, NY 10020
Julius Jensen III(5)	191,259	*
Pearson C. Cummin III(6)	153,884	*
Peter L. Harris(7)	100,690	*
Sally Frame Kasaks(8)	43,125	*
Greg H. Weaver(9)	1,711,317	5.2%
Timothy M. Harmon(10)	584,685	1.8%
Carl W. Womack(11)	217,751	*
All directors and executive officers as a group (7 persons)(12)	3,002,711	8.9%

  *  Less than one percent.

(1)	Share ownership for FMR Corp. and related parties is given as of December 31, 2001, and was obtained from a Schedule 13G, dated February 14, 2002, filed with the Securities and Exchange Commission. FMR Corp. and related parties have sole voting power with respect to 681,485 shares and sole dispositive power with respect to 4,087,565 shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Fidelity Management Trust Company, Fidelity International Limited, Edward C. Johnson 3d and members of the Edward C. Johnson 3d family are also deemed to be beneficial owners of such securities.

(2)	Share ownership for Perkins, Wolf, McDonnell & Co. is given as of December 31, 2001 and was obtained from a Schedule 13G, dated February 26, 2002, filed with the Securities and Exchange Commission. Perkins, Wolf, McDonnell & Co. has sole voting power with respect to 38,100 shares, shared voting power with respect to 2,710,500 shares, sole dispositive power with respect to 38,100 shares and shared dispositive power with respect to 2,710,500 shares.

(3)	Share ownership for Mellon Financial Corporation and its subsidiaries is given as of December 31, 2001 and was obtained from a Schedule 13G, dated January 23, 2002, filed with the Securities and Exchange Commission. Mellon Financial Corporation and its subsidiaries have sole voting power with respect to

2,406,388 shares, shared voting power with respect to 199,800 shares, sole dispositive power with respect to 2,583,788 shares and shared dispositive power with respect to 91,700 shares.

(4)	Share ownership for Lazard Freres & Co. LLC is given as of December 31, 2001 and was obtained from a Schedule 13G, dated February 15, 2002, filed with the Securities and Exchange Commission. Lazard Freres & Co. LLC has sole voting power with respect to 1,352,640 shares, shared voting power with respect to 371,354 shares and sole dispositive power with respect to 1,723,995 shares.

(5)	Includes 65,407 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 29, 2002.

(6)	Includes 34,875 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 29, 2002.

(7)	Includes 100,690 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 29, 2002.

(8)	Includes 40,125 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 29, 2002.

(9)	Includes 366,145 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 29, 2002 and 174,260 shares of restricted stock, as to which Mr. Weaver has voting, but not dispositive, power.

(10)	Includes 415,527 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 29, 2002.

(11)	Includes 130,677 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 29, 2002.

(12)	Includes 1,153,446 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 29, 2002.

ELECTION OF DIRECTORS

      The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than five or more than nine until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed by amendment of the Bylaws duly adopted either by the Board of Directors or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is five.

      Five directors will be elected at the 2002 Annual Meeting of Shareholders for a term of one year and until their successors shall have been duly elected and qualified. For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the five directors to be elected. The candidates receiving the highest number of votes will be elected.

      The accompanying proxies solicited by the Board of Directors will be voted for the election of the five nominees named below, unless the proxy card is marked to withhold authority to vote. Each nominee is presently a member of the Company’s Board of Directors and each nominee was previously elected to the present term of office by the shareholders of the Company.

The nominees for election as directors are:

Greg H. Weaver
Julius Jensen III
Pearson C. Cummin III
Peter L. Harris
Sally Frame Kasaks

      If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

      In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card. Cumulative voting will not apply.

Nominees

      The following table provides information regarding each nominee for election to the Board of Directors. The ages shown are as of April 15, 2002.

	Business Experience During Last	Director
Name and Age	Five Years and Directorships	Since

Greg H. Weaver (48)	Chief Executive Officer since October 1996, Chairman of the Board since November 1997 and a director since February 1996. Mr. Weaver served as President and Chief Executive Officer from October 1996 to November 1997, as President and Chief Operating Officer from February 1996 to October 1996 and as Chief Operating Officer and Executive Vice President from October 1994 to February 1996. Mr. Weaver also served as Executive Vice President, Senior Vice President and as Vice President since he joined the Company in July 1987.	1996
Julius Jensen III (68)	Managing General partner of Copley Venture Partners, a venture capital investment firm, since 1985.	1988
Pearson C. Cummin III (59)	General partner of Consumer Venture Partners, a venture capital investment firm, since January 1986. Director of The Boston Beer Company.	1988
Peter L. Harris (58)	President, Chief Executive Officer of the San Francisco 49ers since August 2000. Previously, Chairman, Chief Executive Officer and President of The Picture People, Inc., a mall-based entertainment retail chain selling portraits and picture-related products, from August 1995 to August 2000. Chairman of Accolade, Inc., a publisher of interactive entertainment software, from May 1994 to January 1996, and Chief Executive of Accolade, Inc. from May 1994 to June 1995. President and Chief Executive Officer of F.A.O. Schwarz from 1985 to 1992 and President of Gemco Department Stores from 1980 to 1984.	1994

	Business Experience During Last	Director
Name and Age	Five Years and Directorships	Since

Sally Frame Kasaks (57)	Business consultant since January 1997. Previously, Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., a specialty apparel retailer, where she was employed from February 1992 to August 1996. President and Chief Executive Officer of Abercrombie and Fitch, which was a specialty apparel retailing division of The Limited, Inc., from February 1989 to February 1992. Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 to September 1988. Director of Cortefiel, S.A., The White House, Inc., The Children’s Place, Inc., Tuesday Morning, Inc., and Coach, Inc., New York.	1997

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Compensation of Directors

      During the fiscal year ended February 2, 2002 (“fiscal 2001”), non-employee directors of the Company were paid a fee of $3,000 for each meeting attended of the Board of Directors and were reimbursed for expenses incurred in attending meetings of the Board of Directors. In addition, non-employee directors of the Company were paid a fee of $500 for each telephonic meeting of the Board of Directors that they participated in. During fiscal 2001, each non-employee director of the Company received a stock option to purchase 9,000 shares of Common Stock. For the year ending February 1, 2003 (“fiscal 2002”), non-employee directors of the Company will be paid a fee of $3,000 for each meeting attended of the Board of Directors and $500 for each telephonic meeting of the Board of Directors that they participate in.

Committees of the Board of Directors

      The Board of Directors has an Audit Committee, currently consisting of Mr. Jensen, Ms. Kasaks and Mr. Cummin. The primary responsibility of the Audit Committee is to confirm the independence of the Company’s auditors and to review the scope of audit and non-audit assignments, internal auditing procedures and the adequacy of internal controls. The Audit Committee meets with management and the Company’s independent public accountants. The Audit Committee met twice during fiscal 2001.

      The Board of Directors also has a Compensation Committee, currently consisting of Messrs. Jensen, Cummin and Harris. The primary responsibility of the Compensation Committee is to establish compensation and incentives for the Company’s executive officers and to administer the Company’s incentive compensation and benefit plans, including the Company’s 1992 Stock Award Plan, the Company’s 1999 Stock Award Plan (together, the “Stock Award Plans”), the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) and the Pacific Sunwear of California, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”). The Compensation Committee met once and took action by written consent eleven times during fiscal 2001.

      In addition, the Board of Directors has a Nominating Committee currently consisting of Mr. Jensen, Ms. Kasaks and Mr. Harris. The Nominating Committee recommends qualified candidates as directors of the Company, including the slate of directors, which the Board proposes for election by shareholders at the Company’s annual meetings of shareholders. The Nominating Committee considered and recommended the five nominees presented for election as directors at the Annual Meeting. The Nominating Committee will consider nominees recommended by shareholders for next year’s annual meeting if a written recommendation is timely received by the Company’s Secretary. See “Shareholder Proposals.” The Nominating Committee took action by written consent once during fiscal 2001.

Attendance at Board and Committee Meetings

      During fiscal 2001, the Board of Directors met six times and took action by written consent twice. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which such director served.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation

      The following table sets forth all compensation paid to or earned by the named executive officers for fiscal 2001 and for the fiscal years ended February 4, 2001 (“fiscal 2000”) and January 30, 2000 (“fiscal 1999”).

Summary Compensation Table

					Long Term Compensation
					Awards
			Annual
			Compensation(1)		Restricted	Securities
					Stock	Underlying	All Other
			Salary	Bonus	Awards	Options	Compensation
Name and Principal Position	Year		($)	($)	($)	(#)	($)(2)

Greg H. Weaver	2001		$745,801	$—	$—	400,000	$62,152
Chairman of the Board and	2000		709,600	—	1,935,225 (3)	—	43,931
Chief Executive Officer	1999		609,600	840,000	1,190,150 (3)	200,000	31,846
Timothy M. Harmon	2001		$460,037	$—	—	100,000	$36,618
President and Chief	2000		440,970	—	—	40,000	26,463
Merchandising Officer	1999		407,800	375,200	—	60,000	20,917
Carl W. Womack	2001		$310,557	$20,000	—	35,000	$24,629
Senior Vice President,	2000		297,170	—	—	20,000	22,156
Chief Financial Officer and	1999		266,000	169,000	—	50,000	14,436
Secretary
Mark A. Hoffman	2001	(4)	$108,165	$—	—	—	$288,800
Chief Operating Officer	2000		379,980	—	—	40,000	21,500
	1999	(5)	220,185	202,031	—	112,500	8,000
Michael J. Scandiffio	2001	(4)	$75,658	$—	—	—	$315,000
Executive Vice President of	2000		368,825	—	—	40,000	17,772
Merchandising	1999	(5)	178,000	150,000	—	75,000	5,500

(1)	The annual compensation reported does not include the value of certain perquisites that in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive.

(2)	For fiscal 2001 and fiscal 2000, amounts shown represent contributions by the Company to the Company’s Executive Deferred Compensation Plan and, for Mr. Weaver, an annual premium of $2,480 and $1,670, respectively, was paid with respect to a term life insurance policy purchased for the benefit of Mr. Weaver. For fiscal 1999, a portion of the amounts shown for all individuals also represent contributions by the Company to the Company’s Employee Savings Plan (401(k)) and, for Mr. Weaver, an annual term life insurance premium of $1,670. There were no contributions by the Company to the Company’s Employee Savings Plan (401(k)) in fiscal 2001 and fiscal 2000. The amounts contributed to the plans are subject to vesting requirements.

(3)	On January 3, 2001, Mr. Weaver was granted a restricted stock award covering 75,000 shares of Common Stock at a price of $0.01 per share. The closing price of the Company’s Common Stock on that date was $25.813. Such shares vest in four equal annual installments, subject to the attainment of certain cumulative earnings per share growth targets, beginning on March 15, 2002. On September 17, 1999, Mr. Weaver was granted a restricted stock award covering 50,000 shares of Common Stock at a price of

$0.01 per share. The closing price of the Company’s Common Stock on that date was $23.813. Such shares vest in four equal annual installments, subject to the attainment of certain cumulative earnings per share growth targets, beginning on September 17, 2001. As of February 2, 2002, Mr. Weaver had an aggregate total of 172,460 shares in unvested restricted stock holdings, valued at $3,901,045, based upon the closing price of $22.63 for the Company’s Common Stock as of February 2, 2002, net of consideration paid by Mr. Weaver.

(4)	Messrs. Hoffman and Scandiffio resigned from the Company in May 2001 and April 2001, respectively. For fiscal 2001, payments made by the Company under their respective severance agreements were $288,800 and $315,000, respectively, and are included in “All Other Compensation.”

(5)	Messrs. Hoffman and Scandiffio joined the Company in June 1999 and August 1999, respectively.

Summary of Option Grants

      The following table sets forth certain information with respect to grants of stock options during fiscal 2001 to the named executive officers of the Company.

Option Grants in Last Fiscal Year

Individual Grants
Potential Realizable Value
	Number of	Percentage of			at Assumed Annual Rates
	Securities	Total Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees in	Price	Expiration
Name	Granted(#)(1)	Fiscal Year	($/Sh)(2)	Date	5%($)	10%($)

Greg H. Weaver	400,000	37.6%	$16.98	08/07/11	$4,271,452	$10,824,699
Timothy M. Harmon	100,000	9.4%	16.98	08/07/11	1,067,863	2,706,175
Carl W. Womack	35,000	3.3%	16.98	08/07/11	373,752	947,161
Mark A. Hoffman	—	—	—	—	—	—
Michael J. Scandiffio	—	—	—	—	—	—

(1)	All of such options were granted under the Stock Award Plans for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Acceleration of the exercisability of the options may occur under certain circumstances, including a change in control of the Company. Options begin vesting one year after the grant date. On the initial vesting date, 25% of the options vest and, thereafter, options continue to vest at the rate of 2.08% each calendar month.

(2)	The exercise price and tax withholding obligations, if any, related to exercise may be paid by delivery of already owned shares and by offset of the underlying shares, respectively, subject in each case to certain conditions.

Summary of Options Exercised

      The following table provides information with respect to the exercise of stock options during the most recently completed fiscal year by the named executive officers of the Company together with the fiscal year-end value of unexercised options.

Aggregated Option Exercises in the Last Fiscal Year

and Fiscal Year-End Option Values

			Number of
			Securities
			Underlying		Value of Unexercised
			Unexercised		In-the-Money
			Options at		Options at
			Fiscal Year-End		Fiscal Year-End(1)
	Shares		(#)		($)
	Acquired on	Value
	Exercise	Realized(1)	Exercisable/		Exercisable/
Name	(#)	($)	Unexercisable		Unexercisable

Greg H. Weaver	204,932	$2,516,883	330,727/	527,085	$1,759,304/	$2,597,208
Timothy M. Harmon	—	—	404,275/	168,751	4,491,499/	671,430
Carl W. Womack	—	—	122,761/	79,272	858,638/	262,959
Mark A. Hoffman	2,500	3,037	—/	—	—/	—
Michael J. Scandiffio	9,000	15,660	—/	—	—/	—

(1)	Market value of the securities underlying the “in-the-money” options at exercise date or year-end, as the case may be, minus the exercise price of such options.

Severance Agreements and Change-in-Control Arrangements

      The Company and Mr. Weaver are parties to an Amended and Restated Employment Agreement, as amended (the “Employment Agreement”), pursuant to which Mr. Weaver is entitled to (i) a base salary of $735,000 per year, subject to a minimum annual adjustment equal to the greater of the increase in the Consumer Price Index or five percent (5%), (ii) an annual bonus equal to a percentage of his base salary based upon the achievement of financial performance criteria to be established by the Company in consultation with Mr. Weaver and (iii) certain other benefits, including a car allowance of $900 per month. The Employment Agreement is renewed automatically each February 1 for one year unless the Company provides 60 days notice of its intention not to renew. If the Company gives a 60 day notice or if Mr. Weaver is terminated without cause, Mr. Weaver shall be entitled to his then annual salary for a period of one year following the effective date of his termination and a pro rata portion of any bonus to which he would otherwise be entitled. Mr. Harmon and Mr. Womack are parties to severance agreements dated as of October 27, 1997 and February 6, 1996, respectively, which cover severance and bonus payments in the event of termination. Mr. Harmon and Mr. Womack shall each be entitled to his then annual salary for a period of nine months and six months, respectively, if terminated without cause, and each shall also be entitled to a pro-rata portion of any bonus to which he would otherwise be entitled if terminated in the fourth quarter of any fiscal year. Mr. Hoffman and Mr. Scandiffio were parties to similar severance agreements dated as of June 21, 1999, and August 2, 1999, respectively, which covered severance and bonus payments for a period of nine months from their dates of resignation, which were May 10, 2001, and April 11, 2001, respectively.

      The Stock Award Plans and the Executive Deferred Compensation Plan provide for acceleration of the vesting of awards granted there under and Company contributions credited there under, respectively, upon the occurrence of certain events. Under the Stock Award Plans, in the event the shareholders of the Company approve the dissolution or liquidation of the Company, certain mergers or consolidations, or the sale of all or substantially all of the assets of the Company (a “Change in Control”), unless prior to such event the Board of Directors determines that there shall be either no acceleration or limited acceleration of awards, each option and related stock appreciation right shall become immediately exercisable, restricted stock shall immediately vest and the number of shares covered by each performance share award shall be issued to the participant.

Under the Executive Deferred Compensation Plan, in the event of a Change in Control, unless prior to such event the Board of Directors determines that there shall be either no acceleration of vesting of Company contributions or immediate payout of account balances, Company contribution amounts shall immediately vest and there shall be immediate payout of account balances to participants. In addition, the Incentive Compensation Plan provides that, if a Change in Control occurs and the plan cannot be continued in its current form because of the nature of the event, awards outstanding under such plan will be paid on a pro rata basis based on the number of days in the applicable performance period that occurred prior to the event and assuming the maximum performance threshold(s) had been attained.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company’s Compensation Committee consists of Julius Jensen III, Pearson C. Cummin III and Peter L. Harris. No member of the Compensation Committee is either an officer or employee of the Company.

      THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

      As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the Stock Award Plans and the Incentive Compensation Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board. The Compensation Committee is comprised entirely of non-employee directors.

Overall Compensation Policies

      The primary compensation policy of the Company, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of the Company and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is “at risk.” The Company and the Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist the Company in achieving strategic and financial goals that ultimately enhance the value of the Company’s stock. To further these goals, the Company’s compensation structure for executive officers has three components:

•	Long-Term Incentive Awards

•	Annual Bonus

•	Base Salary

      The awards, bonus and base salary for the Company’s Chief Executive Officer are determined and approved by the Compensation Committee. The awards, bonus and base salary for the other executive officers of the Company are recommended by the Chief Executive Officer, subject to review, adjustment and approval by the Compensation Committee.

      Long-Term Incentive Awards. The Company from time to time provides long-term incentives to key employees through the grant of stock option and restricted stock awards under the Stock Award Plans. These long-term incentives are designed to couple the interests of key employees with those of shareholders in that the potential realizable value of the awards is directly related to the future value of the Company’s stock.

      The Compensation Committee’s current philosophy is that the Company should grant stock options to executive officers upon initial employment and on an annual basis thereafter, and that stock options should constitute the majority of an executive’s long-term incentives. Stock options typically vest over a four-year period.

      The Compensation Committee also may grant restricted stock awards from time to time. Currently, there is no program of annual restricted stock grants. In fiscal 2001, the Compensation Committee did not grant any restricted stock awards.

      Annual Bonus. Annual bonuses allow the Company to recognize individual performance and contributions to the Company on an annual basis. Annual bonuses for fiscal 2001, other than for Mr. Weaver, were determined by the Compensation Committee in its discretion based on the factors described below. Mr. Weaver’s bonus was structured and paid under the Company’s Incentive Compensation Plan, which is also generally described below. While the Compensation Committee generally prefers to retain absolute discretion to determine annual bonuses based on Company and individual performance, Mr. Weaver’s bonus was structured under the Incentive Compensation Plan for tax reasons, as described below under “Tax Treatment.”

      Bonuses for the Company’s named executive officers, excluding Mr. Weaver, and senior managers were based largely on the Company’s earnings and, to a lesser extent, on a subjective evaluation of individual job performance and achievement without regard to earnings. No annual bonuses for fiscal 2001 were paid to the Company’s officers (including the named executive officers and Mr. Weaver) based on the percentage of budgeted earnings achieved by the Company. Based upon a subjective evaluation of individual job performance and achievement without regard to earnings, Mr. Womack was awarded a bonus of $20,000. While the Company’s senior managers received no bonus based upon the Company’s earnings, some senior managers received a small proportion of their bonus potential based upon a subjective evaluation of individual job performance and achievement without regard to earnings.

      The Incentive Compensation Plan permits the payment of awards in stock as well as cash, is administered by the Compensation Committee, and provides for performance-based bonuses. Under the plan, the Compensation Committee establishes (1) one or more specific performance targets that must be achieved during a specified performance period in order for a bonus to become payable, and (2) the formula for calculating the amount of the bonus if the performance targets are achieved. The Compensation Committee granted Mr. Weaver a bonus opportunity under the Incentive Compensation Plan for fiscal 2001. However, no bonus was actually paid to Mr. Weaver for fiscal 2001 due to the specific performance targets under the award not being achieved. That award is described in more detail below under “Compensation of Chief Executive Officer.”

      Base Salary. The base salary for Mr. Weaver is determined by the Compensation Committee and described in more detail below. The Compensation Committee determines base salaries for the Company’s other executive officers, as well as changes in such salaries, based upon recommendations of the Chief Executive Officer. Base salaries are determined based on factors such as length of service and a subjective determination of past performance and expected future contributions. The Compensation Committee does not, in determining the level of compensation to be paid to any executive, conduct any formal survey of the compensation paid by other public retailing companies but has from time to time reviewed publicly available compensation information of public retailing companies.

      Tax Treatment. The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer or to one of its four other most highly compensated officers. However, Section 162(m) exempts qualifying “performance based” compensation from the $1,000,000 limit.

      While striving to satisfy the Company’s goal of linking a significant portion of each executive officer’s compensation to the financial performance of the Company, the Compensation Committee also strives to provide each executive officer with a compensation package that will preserve the Company’s tax deduction for such compensation. In that regard, the stock options and restricted stock awarded to the Company’s executive officers are intended to be qualified “performance based” compensation for purposes of Section 162(m). Bonuses granted and paid in accordance with the terms of the Incentive Compensation Plan also are intended as “performance based” compensation for this purpose. The Compensation Committee structured Mr. Weaver’s bonus opportunity for fiscal 2001, as well as his bonus opportunity for fiscal 2002, under the Incentive Compensation Plan to help ensure that they are fully deductible. Other executives’ bonuses have not been structured under the Incentive Compensation Plan because their compensation has been within the limits of Section 162(m). However, bonus opportunities for other executives may in the future be structured under the Incentive Compensation Plan if the Compensation Committee determines that it is advisable in the circumstances.

      The Compensation Committee and the Board may authorize non-deductible compensation in such circumstances as they deem appropriate. Because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be “performance based” within the meaning of Section 162(m) will in fact be deductible by the Company.

Compensation of Chief Executive Officer

      In connection with his appointment as the Company’s Chief Executive Officer in September 1996, the Company entered into an employment agreement with Mr. Weaver. The employment agreement was amended and restated on November 3, 1997 and again on February 5, 2001. Under the employment agreement, Mr. Weaver is entitled to a base salary that is subject to a minimum annual increase. The aggregate base salary payments made to Mr. Weaver in fiscal 2001 were $735,000. Mr. Weaver has offered to waive his minimum annual increase under the terms of his employment agreement that would have been effective February 2002. The Compensation Committee has accepted his offer and intends to reevaluate his base salary in August 2002 to determine if any increase in the base salary is appropriate at that time.

      In accordance with his employment agreement, Mr. Weaver also is entitled to an annual bonus opportunity based on the Company’s performance. Mr. Weaver was granted a bonus opportunity for fiscal 2001 under the Incentive Compensation Plan. The vesting and payment of the bonus was conditioned on the Company’s attainment of earnings per share targets during fiscal 2001. The Compensation Committee confirmed, following the close of fiscal 2001, that the applicable earnings targets were not achieved for this purpose and determined that Mr. Weaver was not entitled to a bonus for fiscal 2001. Mr. Weaver’s bonus opportunity for fiscal 2002 has also been structured under the Incentive Compensation Plan and is again based on the Company’s attainment of confidential, pre-determined earnings growth targets.

      The Compensation Committee determined that the bonus opportunities described above were appropriate based on the Compensation Committee’s subjective evaluation of the continuing role of Mr. Weaver as Chief Executive Officer in the financial performance of the Company. The incentive awards and bonus opportunity granted to Mr. Weaver further the Company’s policy that a significant portion of his compensation be based upon the financial performance of the Company.

      The Compensation Committee expects that the compensation paid to Mr. Weaver for fiscal 2001 will be fully deductible.

      In January 2001, September 1999 and September 1996, the Company granted Mr. Weaver a restricted stock award covering 75,000, 50,000 and, as adjusted for subsequent stock splits, 189,841 shares, respectively, of Common Stock. These awards were scheduled to vest over four years based on the Company’s attainment of cumulative earnings per share targets. The portion of the 2001 and 1999 awards scheduled to vest in fiscal 2001 did not vest because the Company’s cumulative earnings per share targets under these awards were not satisfied for fiscal 2001. The portions of the awards that did not vest in fiscal 2001 remain eligible for future vesting if other pre-determined cumulative earnings per share targets are achieved during the terms of the awards. The 1996 award was subject to different cumulative earnings per share targets and the final installment of such award did vest in fiscal 2001 based on cumulative earnings per share results.

Conclusion

      The Compensation Committee has reviewed each element of compensation for each of the executive officers for fiscal 2001. The Compensation Committee reported to the Board of Directors that in the Compensation Committee’s opinion, the compensation of each executive officer is reasonable in view of the Company’s performance and the Compensation Committee’s subjective evaluation of the contribution of each executive officer to that performance.

March 29, 2002

COMPENSATION COMMITTEE

Julius Jensen III
Pearson C. Cummin III
Peter L. Harris

AUDIT COMMITTEE INDEPENDENCE

      The Company’s Audit Committee consists of Julius Jensen III, Pearson C. Cummin III and Sally Frame Kasaks. No member of the Audit Committee is either an officer or employee of the Company. The members of the Audit Committee are independent as defined in the Nasdaq listing standards.

      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

      As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We adopted a charter in March 2000. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company’s financial statements with management.

      We selected Deloitte & Touche, LLP to be the Company’s independent auditors, and they are responsible for expressing an opinion on the conformity of the audited financial statements in the Annual Report for fiscal 2001. We have received written confirmation from Deloitte & Touche, LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1 and have discussed Deloitte & Touche, LLP’s independence. We have discussed with Deloitte & Touche, LLP those matters required by Statement on Auditing Standards No. 61.

      In reliance on the reviews and discussions noted above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended February 2, 2002 for filing with the Securities and Exchange Commission.

March 27, 2002

AUDIT COMMITTEE

Julius Jensen III
Pearson C. Cummin III
Sally Frame Kasaks

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

      The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the fiscal year ended February 2, 2002 and the reviews of the financial statements included in the Company’s Form 10-Qs for such fiscal year were approximately $87,000.

Financial Information Systems Design and Implementation Fees

      No fees were billed for professional services rendered by Deloitte & Touche LLP for financial systems design and implementation services for the fiscal year ended February 2, 2002.

All Other Fees

      The aggregate fees for professional services rendered by Deloitte & Touche LLP other than the services referred to above were approximately $61,000 for the fiscal year ended February 2, 2002. These services primarily consisted of tax advisory services. The Audit Committee considered whether the provision of these services is compatible with maintaining the independence of Deloitte & Touche LLP.

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company’s Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (“Nasdaq Market Index”) and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks (“Retail Index”) for the period commencing on February 2, 1997(1) and ending on February 2, 2002.

Comparison of Cumulative Total Return from February 2, 1997 through February 2, 2002.(1)

	02/02/97	02/01/98	01/31/99	01/30/00	02/04/01	02/02/02

Pacific Sunwear	100	163	215	334	400	288
Nasdaq Market Index	100	118	184	283	202	142
Retail Index	100	117	143	119	90	106

(1)	The Company’s 1996 and 2001 fiscal years ended on February 2, 1997 and February 2, 2002, respectively.

(2)	Assumes $100.00 was invested on February 2, 1997 in the Company’s Common Stock at the closing price on that date, adjusted for subsequent stock splits, of $7.85 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

OTHER MATTERS

      Management does not know of any other matters to be presented at the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment.

      UPON REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED FEBRUARY 2, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE BY THE COMPANY. ANY SHAREHOLDER DESIRING A COPY SHOULD WRITE TO THE COMPANY AT THE ADDRESS SET FORTH IN THE COVER PAGE OF THE PROXY STATEMENT, ATTENTION: CARL W. WOMACK, SECRETARY.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders of the Company must be received by December 23, 2002 for inclusion in the Company’s 2003 Proxy Statement. In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s Proxy Statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company at the Company’s principal executive office not less than 15 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting unless less than 25 days notice or prior public disclosure of the date scheduled for the meeting is given or made, in which event notice by the shareholder to be timely must be delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the scheduled annual meeting was mailed or (ii) the day on which such public disclosure was made. The shareholder’s notice to the Secretary of the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, including the names of nominees for election to the Board of Directors, if any, (ii) the name and address, as they appear in the Company’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Company’s stock that are beneficially owned by the shareholder on the date of such shareholder notice, and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal. If the presiding officer at the annual meeting determines that a shareholder proposal is not made in accordance with the terms described above, the presiding officer shall so declare at the annual meeting, the proposal shall be deemed by the presiding officer to be improperly before the shareholders and the proposal shall not be acted upon at the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Except as follows, to the Company’s knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, during fiscal 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were satisfied. One Form 4 for Pearson C. Cummin III, which disclosed a purchase of shares of the Company’s common stock, inadvertently was not filed on a timely basis.

INDEPENDENT PUBLIC ACCOUNTANTS

      A representative of Deloitte & Touche LLP, the independent auditors of the Company, will be in attendance at the Annual Meeting, able to make a statement if he or she so desires, and available to respond to appropriate questions.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING, MAY 29, 2002

The undersigned, a shareholder of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended February 2, 2002; and, revoking any proxy previously given, hereby constitutes and appoints Greg H. Weaver and Carl W. Womack, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806 on Wednesday, May 29, 2002 at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

MAIL

•	Mark, sign and date your proxy card.

•	Detach your proxy card.

•	Return your proxy card in the postage paid envelope provided.

DETACH PROXY CARD HERE

1.	Board of Directors recommends a vote FOR Item 1.

ELECTION OF DIRECTORS:	For all nominees	WITHHOLD AUTHORITY to vote for all nominees

Nominees: 01 Greg H. Weaver, 02 Julius Jensen III, 03 Pearson C. Cummin III, 04 Peter L. Harris, 05 Sally Frame Kasaks
(Authority to vote for any nominee named may be withheld by lining through that nominee’s name.)

2.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated	, 2002

Dated	, 2002

Signature of Shareholder

Signature of Shareholder

This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope